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                             McGladrey & Pullen, LLP
                                 555 Fifth Avenue
                             New York New York 10017



                         CONSENT OF INDEPENDENT AUDITORS




       We hereby consent to the use of our report dated November 15, 1996, on the financial statements referred to therein, in Post-Effective Amendment No. 15 to the Registration Statement on Form N-1A File No. 2-95074 of RSI Retirement Trust as filed with the Securities and Exchange Commission.

       We also consent to the reference to our Firm in the Statement of Additional Information under the caption "Counsel and Auditors" and in the Prospectus under the captions "Financial Highlights" and "Counsel and Auditors."

                                          McGladrey & Pullen, LLP

New York, New York
January 22, 1997